NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

                            WARRANT FOR THE PURCHASE
                            OF SHARES OF COMMON STOCK
                                       OF
                                  AUXILIO, INC.


Date of Issuance: _______, 2005              Warrant to Purchase an Aggregate of
                                                    _____ shares of Common Stock

      FOR VALUE RECEIVED, AUXILIO, INC., a Nevada corporation (the "Company"), promises to issue in the name of, and sell and deliver to ___________ (the "Holder") a certificate or certificates for an aggregate of __________________________ (__________) shares of the Company's common stock, par value $.001 per share (the "Common Stock"), upon payment by the Holder of $2.50 per share, subject to adjustment in the circumstances set forth below. The shares of Common Stock purchasable upon exercise of this Warrant, and the price payable hereunder for each of such shares, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares" and the "Per Share Warrant Price," respectively.

                                   Section 1.

                               Exercise of Warrant

      1.1 Exercise Period. The Holder may exercise this Warrant, in whole or in part (but not as to fractional shares), at any time and from time to time commencing on _______, 2005 and ending at 5:00 p.m., Eastern Time, on _______, 2010 (the "Exercise Period").

      1.2 Exercise Procedure.

            (a) If not otherwise exercised under Section 1.4 hereof, this Warrant will be deemed to have been exercised at such time as the Company has received all of the following items (the "Exercise Date"):

                  (i) a completed Exercise Agreement, in the form attached hereto as Exhibit 1, executed by the Holder (the "Purchaser"); and

                  (ii) an amount equal to the product of the Per Share Warrant Price multiplied by the number of shares of Common Stock being purchased upon such exercise, payable by certified check or other immediately available funds payable to the Company.

            (b) Certificates for the shares of Common Stock purchased upon exercise of this Warrant will be delivered by the Company to the Purchaser within ten (10) business days after the Exercise Date. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company will prepare a new Warrant representing the rights formerly represented by this Warrant that have not expired or been exercised. The Company will, within such ten (10) day period, deliver such new Warrant to the Holder at the address set forth in this Warrant.

            (c) The Warrant Shares will be deemed to have been transferred to the Purchaser on the Exercise Date, and the Purchaser will be deemed for all purposes to have become the record holder of such Common Stock on the Exercise Date.

            (d) As used herein, "Market Price" means, with respect to the shares of Common Stock, (i) if the shares are listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market, the last reported sales price as reported on such exchange or market; (ii) if the shares are not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market, the average of the last reported closing bid and asked quotation for the shares as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or a similar service if NASDAQ is not reporting such information; (iii) if the shares are not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market or quoted by NASDAQ or a similar service, the average of the last reported bid and asked quotation for the shares as quoted by a market maker in the shares (or if there is more than one market maker, the bid and asked quotation shall be obtained from two market makers and the average of the lowest bid and highest asked quotation). In the absence of any available public quotations for the Common Stock, the Board of Directors of the Company ("Board") shall determine in good faith the fair value of the Common Stock, which determination shall be set forth in a certificate by the Secretary of the Company.

            As used herein, "Trading Day" means, in the event that the Common Stock is listed or admitted to trading on the New York Stock Exchange (or any successor to such exchange), a day on which the New York Stock Exchange (or such successor) is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on such exchange, a day on which the principal national securities exchange on which the Common Stock is listed is open for the transaction of business, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a day on which any New York Stock Exchange member firm is open for the transaction of business.

            (e) The issuance of certificates for the Warrant Shares will be made without charge to the Purchaser for any issuance tax in respect thereof or any other cost incurred by the Company in connection with such exercise and related transfer of the shares; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate or instrument in a name other than that of the Holder of this Warrant, and that the Company shall not be required to issue or deliver any such certificate or instrument unless and until the person or persons requiring the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

            (f) The Warrant Shares will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, will be "restricted securities" as that term is defined in the Securities Act. The Company may insert the following or similar legend on the face of the certificates evidencing shares of Common Stock if required in compliance with federal or state securities laws:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT,
            (II) RULE 144 OR RULE 144A UNDER SUCH ACT OR (III) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT, PROVIDED THAT, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND SUBSTANCE IS FURNISHED TO THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

      1.3 Fractional Shares. The Company shall not be required to issue fractions of shares of Common Stock on the exercise of this Warrant. The Company shall not be obligated to issue any fractional share interests or fractional warrant interests upon the exercise of this Warrant, nor shall it be obligated to issue scrip or pay cash in lieu of fractional interests, provided, however, that if a holder exercises all the Warrants held of record by such holder, the Company shall at its option (i) eliminate the fractional interests by rounding any fraction up to the nearest whole number of shares or (ii) within 30 days after the Exercise Date, deliver to the Purchaser a check payable to the Purchaser, in lieu of such fractional share, in an amount equal to the fair value per share of Common Stock as of the Exercise Date. For purposes of this
Section 1.3, the fair value per share of Common Stock shall mean the average Market Price of the Common Stock for the ten Trading Days immediately preceding the Exercise Date.

      1.4 Conversion. In lieu of exercising this Warrant or any portion hereof in accordance with Section 1.2, the Holder hereof shall have the right to convert this Warrant or any portion hereof into Warrant Shares by executing and delivering to the Company at its principal office the written Notice of Conversion and Investment Representation Statement in the forms attached hereto as Exhibits 2 and 3, specifying the portion of the Warrant to be converted, and accompanied by this Warrant. The number of shares of Warrant Stock to be issued to Holder upon such conversion shall be computed using the following formula:

                                X = (P)(Y)(A-B)/A

        Where         X =     the number of shares of Common Stock to be
                              issued to the Holder for the portion of the Warrant being converted.
                      P =     the portion of the Warrant being converted
                              expressed as a decimal fraction.
                      Y =     the total  number of shares of Common  Stock
                              issuable  upon  exercise of the Warrant in full.
                      A       = the Market Price of one share of Warrant Stock
                              as of the last business day immediately prior to the date the notice of conversion is received by the Company.
                      B =     the Per Share Warrant Price on the date of
                              conversion.

      Any portion of this Warrant that is converted shall be immediately canceled. This Warrant or any portion hereof shall be deemed to have been converted immediately prior to the close of business on the date of its surrender for conversion as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such conversion shall be treated for all purposes as Holder of such shares of record as of the close of business on such date. As promptly as practicable after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such conversion. If the Warrant shall be converted for less than the total number of shares of Common Stock then issuable upon conversion, promptly after surrender of the Warrant upon such conversion, the Company will execute and deliver a new Warrant, dated the date hereof, evidencing the right of the Holder to the balance of the Common Stock purchasable hereunder upon the same terms and conditions set forth herein.


                                   Section 2.

                                   Adjustments

      The number and kind of securities issuable upon the exercise of this Warrant and the Per Share Warrant Price shall be subject to adjustment from time to time in accordance with the following provisions:

      2.1 Subdivision or Combination of Shares. In case outstanding shares of Common Stock shall be subdivided, the Per Share Warrant Price shall be proportionately reduced and the number of Warrant Shares shall be proportionately increased as of the effective date of such subdivision, or as of the date a record is taken of the holders of Common Stock for the purpose of so subdividing, whichever is earlier. In case outstanding shares of Common Stock shall be combined, the Per Share Warrant Price shall be proportionately increased and the number of Warrant Shares shall be proportionately decreased as of the effective date of such combination, or as of the date a record is taken of the holders of Common Stock for the purpose of so combining, whichever is earlier.

      t 6 0 2.2 Stock Dividends. In case shares of Common Stock are issued as a dividend or other distribution on the Common Stock (or such dividend is declared), the Per Share Warrant Price shall be reduced, as of the date a record is taken of the holders of Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the earliest of the date of such declaration, payment or other distribution), to the Per Share Warrant Price determined by multiplying the Per Share Warrant Price in effect immediately prior to such declaration, payment or other distribution by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the declaration or payment of such dividend or other distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after the declaration or payment of such dividend or other distribution and the number of Warrant Shares shall be proportionately increased. In the event that the Company shall declare or pay any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Company shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

      2.3 Recapitalization or Reclassification of Common Stock. In case of any
(i) capital reorganization or any reclassification (other than a change in par value) of the capital stock of the Company, or (ii) exchange or conversion of the Common Stock for or into securities of another corporation or other entity, or (iii) consolidation or merger of the Company with or into any other person (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), or (iv) sale, lease or other conveyance of all or substantially all of the assets of the Company, then in each instance referred to in the preceding clauses (i) through
(iv), the Board and the person formed by such consolidation or resulting from such capital reorganization, reclassification or merger or which acquires (by sale, lease or other conveyance) such assets, as the case may be, shall make provision such that this Warrant shall thereafter be exercisable for the kind and amount of shares of stock, other securities, cash and other property receivable upon such capital reorganization, reclassification, consolidation, merger, sale, lease or other conveyance, as the case may be, by a holder of the shares of Common Stock equal to the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to the effective date of such capital reorganization, reclassification, merger, consolidation, sale, lease or other conveyance, and, in each instance referred to in the preceding clauses (i) through (iv), appropriate adjustment (as reasonably determined in good faith by the Board) shall be made in the application of the provisions herein set forth with respect to rights and interests thereafter of the Holder, to the end that the provisions set forth herein (including the specified changes in and other adjustments of the number of Warrant Shares) shall thereafter be applicable, as near as reasonably may be, in relation to any shares of stock or other securities or other property thereafter deliverable upon exercise of this Warrant. The provisions of this Section 2(c) shall similarly apply to successive consolidations, reorganizations, reclassifications, exchanges, conversions, mergers, sales, leases and other conveyances.

      2.4 Other Dividends and Distributions. If the Company at any time or from time to time during the term of this Warrant makes, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of Common Stock or any other assets, in each such event provision will be made so that the Holder will receive upon exercise of this Warrant, in addition to the Warrant Shares, the amount of other securities of the Company or such other assets that it would have received had this Warrant been exercised on the date of such event and had it thereafter, during the period from the date of such event to and including the Exercise Date, retained such securities or other assets receivable by them as aforesaid, subject to all other adjustments called for during such period under this Section 2 with respect to the rights of the Holder hereunder or with respect to such other securities or other assets by their terms.

      2.5 Other Provisions Applicable to Adjustment Under this Section 2. The following provisions shall be applicable to the adjustments in Per Share Warrant Price as provided in this Section 2.

            (a) Treasury Shares. The number of shares of Common Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Company.

            (b) Other Action Affecting Common Stock. If the Company shall take any action affecting the outstanding number of shares of Common Stock other than an action described in any of the foregoing subsections 2.1 through 2.4 hereof, inclusive, which a reasonable person would reasonably determine would have an inequitable effect on the holders of this Warrant, then the Per Share Warrant Price shall be adjusted in such manner and at such times as the Board on the advice of the Company's independent public accountants may in good faith determine to be equitable in the circumstances.

            (c) Minimum Adjustment. No adjustment of the Per Share Warrant Price shall be made if the amount of any such adjustment would be an amount less than one percent (1%) of the Per Share Warrant Price then in effect, but any such amount shall be carried forward and an adjustment in respect thereof shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate an increase or decrease of one percent (1%) or more.

      2.6 Notices of Adjustments. Whenever the Per Share Warrant Price is adjusted as herein provided, an officer of the Company shall compute the adjusted Per Share Warrant Price in accordance with the foregoing provisions and shall prepare a written certificate setting forth such adjusted Per Share Warrant Price and showing in detail the facts upon which such adjustment is based, and such written instrument shall promptly be delivered to the Holder of this Warrant.

                                   Section 3.

                           Reservation of Common Stock

         The Company will at all time reserve and keep available such number of shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant. Upon exercise of this Warrant pursuant to its terms, the Holder will acquire validly issued, fully paid and non-assessable ownership rights of the Common Stock, free from preemptive rights and free and clear from all taxes, liens, claims or encumbrances.

                                   Section 4.

                      No Shareholder Rights or Obligations

      This Warrant will not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company. Until the Warrant Shares are recorded as issued on the books and records of the Company's transfer agent, the Holder shall not be entitled to any voting rights or other rights as a shareholder; provided, however, the Company uses its best efforts to ensure that, upon receipt of the Exercise Agreement and payment of the Per Share Warrant Price, the appropriate documentation necessary to effectuate the exercise of the Warrant and the issuance of the Common Stock is accomplished as expeditiously as possible. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Common Stock, and no enumeration in this Warrant of the rights or privileges of the Holder, will give rise to any obligation of such Holder for the Per Share Warrant Price or as a shareholder of the Company.


                                   Section 5.

                  Representations And Covenants Of The Company

         5.1 Representations and Warranties. The Company hereby represents and warrants to each Holder that all Warrant Shares which may be issued upon the exercise of the purchase right represented by this Warrant and all securities, if any, issuable upon conversion of the Warrant Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

         5.2 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon its Shares, whether in cash, property, stock or other securities and whether or not a regular cash dividend;
(b) to offer for subscription pro rata to the holders of any class or series or other rights; (c) to effect any reclassification or recapitalization of Shares; or (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, the Company shall give each Holder (1) at least twenty (20) days prior written notice(or such shorter period as is reasonably possible if twenty days is not reasonably possible) of the date on which a record will be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Shares will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in
(a) and (b) above; and (2) in the case of the matters referred to in (c) and (d) above at least twenty (20) days prior written notice (or such shorter period as is reasonably possible if twenty days is not reasonably possible) of the date when the same will take place (and specifying the date on which the holders of Shares will be entitled to exchange their Shares for securities or other property deliverable upon the occurrence of such event.

         5.3 Information Rights. So long as each Holder holds this Warrant and/or any of the Warrant Shares, the Company shall deliver to such Holder (a) promptly after mailing, copies of all notices or other written communications to the shareholders of Company, (b) within ninety (90) days after the end of each fiscal year of the Company, the annual financial statements of Company.

                                   Section 6.

                                 Transferability

         Subject to the terms hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed Assignment in the form of Exhibit 4 hereto at the principal offices of the Company. This Warrant and the underlying shares of Common Stock may not be offered, sold or transferred except in compliance with the Securities Act, and any applicable state securities laws, and then only against receipt of an agreement of the person to whom such offer or sale or transfer is made to comply with the provisions of this Warrant with respect to any resale or other disposition of such securities; provided that no such agreement shall be required from any person purchasing this Warrant or the underlying shares of Common Stock pursuant to a registration statement effective under the Securities Act. The Holder of this Warrant agrees that, prior to the disposition of any security purchased on the exercise hereof other than pursuant to a registration statement then effective under the Securities Act, or any similar statute then in effect, the Holder shall give written notice to the Company, expressing his intention as to such disposition. Upon receiving such notice, the Company shall present a copy thereof to its securities counsel. If, in the sole opinion of such counsel, which such opinion shall not be unreasonably withheld, the proposed disposition does not require registration of such security under the Securities Act, or any similar statute then in effect, the Company shall, as promptly as practicable, notify the Holder of such opinion, whereupon the Holder shall be entitled to dispose of such security in accordance with the terms of the notice delivered by the Holder to the Company.

                                    Section 7

                           Market Stand-Off Agreement.

         In connection with an underwritten public offering of the Company's securities and upon request of the Company or the underwriters managing such offering of the Company's securities, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the tine of the Company's public offering. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder.

                                   Section 8.

                                  Miscellaneous

         8.1 Notices. All notices and other communications shall be mailed by first-class certified or registered mail, postage prepaid, sent by reputable overnight delivery, delivered by hand or sent by facsimile as follows:

If to the Company:                  AUXILIO, INC.




If to the Holder:                   The address and/or facsimile
                                    furnished to the Company in writing by the last registered Holder of this Warrant who shall have furnished an address and/or facsimile to the Company in writing.

                                    except that any of the foregoing may from time to time by written notice to the other designate another address which shall thereupon become its effective address for the purposes of this paragraph. Any notices, requests or consents hereunder shall be deemed given, and any instruments delivered, five days after they have been mailed by first-class certified or registered mail, postage prepaid, or upon receipt if delivered by a reputable overnight courier or if delivered personally or by facsimile transmission.

         8.2 Entire Agreement. This Warrant, including the exhibits and documents referred to herein which are a part hereof, contain the entire understanding of the parties hereto with respect to the subject matter and may be amended only by a written instrument executed by the parties hereto or their successors or assigns. Any paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant.

         8.3 Governing Law. This Warrant is governed by, interpreted under and construed in all respects in accordance with the substantive laws of the State of California, without regard to the conflicts of law provision thereof, and irrespective of the place of domicile or resident of the party. In the event of a controversy arising out of the interpretation, construction, performance or breach of this Warrant, the parties hereby agree and consent to the jurisdiction and venue of the Courts of the State of California, or the United States District Court for the Southern California; and further agree and consent that personal service of process in any such action or preceding outside the State of California shall be tantamount to service in person in California.

         8.4 Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

         8.5 Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against whom enforcement of the change or waiver is sought.

         8.6 Headings. The headings of this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

         IN WITNESS WHEREOF, this Warrant has been duly executed and the corporate seal affixed hereto, all as of the day and year first above written.

                                             AUXILIO, INC.


                                             By:________________________________
                                                  Name:
                                                 Title:

                                                                       EXHIBIT 1

                               EXERCISE AGREEMENT


To:__________________                                             Dated:________


         The undersigned record Holder, pursuant to the provisions set forth in the within Warrant, hereby subscribed for and purchases shares of Common Stock covered by such Warrant and hereby makes full cash payment of $_____ for such shares at the Per Share Warrant Price provided by such Warrant.

         The Holder, as a condition precedent to the subscription for, and purchase of, the shares underlying this Warrant, agrees to be bound by the terms of Section 7 of the Warrant (Market Stand-Off Agreement).

         The undersigned has had the opportunity to ask questions of and receive answers from the officers of the Company regarding the affairs of the Company and related matters, and has had the opportunity to obtain additional information necessary to verify the accuracy of all information so obtained.

         [The undersigned understands that the shares have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction, and hereby represents to the Company that the undersigned is acquiring the shares for its own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such shares.]


                                            --------------------------------
                                                     (Signature)


                                            --------------------------------
                                                     (Print or type name)


                                            --------------------------------
                                                     (Address)

                                            --------------------------------

                                            --------------------------------

         NOTICE: The signature of this Exercise Agreement must correspond with the name as written upon the face of the within Warrant, or upon the Assignment thereof, if applicable, in every particular, without alteration, enlargement or any change whatsoever.

                       INVESTMENT REPRESENTATION STATEMENT

                           Shares of the Common Stock
                     (as defined in the attached Warrant) of
                                  AUXILIO, INC.

         In connection with the purchase of the above-listed securities, the undersigned hereby represents to e-Perception, Inc. (the "Corporation") as follows:

      (a) The securities to be received upon the exercise of the Warrant (the "Securities") will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the undersigned has no present intention of selling, granting participation in or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this Statement, the undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any Securities issuable upon exercise of the Warrant.

      (b) The undersigned understands that the Securities issuable upon exercise of the Warrant at the time of issuance will not be registered under the Act, and applicable state securities laws, on the ground that the issuance of such securities is exempt pursuant to Section 4 (2) of the Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Corporation's reliance on such exemptions is predicated on the undersigned's representations set forth herein.

      (c) The undersigned agrees that in no event will it make a disposition of any Securities acquired upon the exercise of the Warrant unless and until (i) it shall have notified the Corporation of the proposed disposition and shall have furnished the Corporation with a statement of the circumstances surrounding the proposed disposition, and (ii) it shall have furnished the Corporation with an opinion of counsel satisfactory to the Corporation and Corporation's counsel to the effect that (A) appropriate action necessary for compliance with the Act and any applicable state securities laws has been taken or an exemption from the registration requirements of the Act and such laws is available, and (B) the proposed transfer will not violate any of said laws.

      (d) The undersigned acknowledges that an investment in the Corporation is highly speculative and represents that it is able to fend for itself in the transactions contemplated by this Statement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments, and has the ability to bear the economic risks (including the risk of a total loss) of its investment. The undersigned represents that it has had the opportunity to ask questions of the Corporation concerning the Corporation's business and assets and to obtain any additional information which it considered necessary to verify the accuracy of or to amplify the Corporation's disclosures, and has had all questions which have been asked by it satisfactorily answered by the Corporation.

      (e) The undersigned acknowledges that the Securities issuable upon exercise of the Warrant must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Corporation, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through a "broker's transaction" or in transactions directly with a "market makers" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

         Dated:_____________________________


                                            ------------------------------------
                                             (Typed or Printed Name)

                                             By:________________________________
                                             (Signature)

                                            ------------------------------------
                                             (Title)

                                                                       EXHIBIT 3

                              NOTICE OF CONVERSION


To:      AUXILIO, INC.


1. The undersigned hereby elects to acquire shares of the Securities of e-Perception, Inc., pursuant to the terms of the attached Warrant, by conversion of _____________ percent (________ %) of the Warrant.

2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                       ----------------------------------
                                     (Name)
                       ----------------------------------
                                    (Address)


-----------------------        -------------------------------------------------
(Date)                         (Name of Warrant Holder)


                               By:_____________________________________________


                               Title:___________________________________________

                                                                       EXHIBIT 4

                                   ASSIGNMENT


         FOR VALUE RECEIVED, , the undersigned Holder hereby sell, assigns, and transfer all of the rights of the undersigned under the within Warrant with respect to the number of shares of Common Stock issuable upon the exercise of such Warrant set forth below, unto the Assignee identified below, and does hereby irrevocable constituted and appoint ______ to effect such transfer of rights on the books of the Company, with full power of substitution:

                                                               Number of Shares
Name of Assignee           Address of Assignee                  of Common Stock
--------------------------------------------------------------------------------



Dated:
       ----------------------                     -----------------------------
                                                       (Signature of Holder)


                                                  -----------------------------
                                                        (Print or type name)

         NOTICE: The signature of this Exercise Agreement must correspond with the name as written upon the face of the within Warrant, or upon the Assignment thereof, if applicable, in every particular, without alteration, enlargement or any change whatsoever.

                               CONSENT OF ASSIGNEE

         I HEREBY CONSENT to abide by the terms and conditions of the within Warrant.

Dated:
       ----------------------                    ------------------------------
                                                      (Signature of Assignee)

                                                 ------------------------------
                                                        (Print or type name)